Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,882,460)
Unrealized Gain (Loss) on Market Value of Futures	8,735,360
Dividend Income	39,822
Interest Income	98,833
ETF Transaction Fees	1,050
Total Income (Loss)	$2,992,605

Expenses
General Partner Management Fees	$61,580
Professional Fees	2,876
Brokerage Commissions	8,393
Non-interested Directors' Fees and Expenses	844
Prepaid Insurance Expense	1,580
Total Expenses	75,273
Expense Waiver	(1,377)
Net Expenses	$73,896
Net Income (Loss)	$2,918,709

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$101,580,357
Additions (250,000 Shares)	5,250,658
Withdrawals (200,000 Shares)	(4,238,067)
Net Income (Loss)	2,918,709

Net Asset Value End of Month	$105,511,657
Net Asset Value Per Share (4,750,000 Shares)	$22.21

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612